UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):  February 21, 2012

KBW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue New York, New York (Address of principal executive offices)		10019 (Zip Code)

Registrant’s telephone number, including area code:  (212) 887-7777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.
Item 7.01.  Regulation FD Disclosure.

On February 23, 2012,  KBW, Inc., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) announcing its financial results for the quarter and year ended December 31, 2011, a copy of which is attached hereto as Exhibit 99.1.

The Company also announced in the Press Release information relating to restructuring charges related to its recent workforce reduction, exit from asset management and other reduction actions.  The Press Release also announced that the Company’s board of directors (the “Board”) declared a quarterly cash dividend of $0.05 per share of outstanding common stock, payable on March 15, 2012, to stockholders of record as of the close of business on March 5, 2012. The declaration of any future cash dividend, including the amount of such dividend and the establishment of record and payment dates, will be determined by the Board in its sole discretion.

The Press Release, dated February 23, 2012, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

The information furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibit in the future.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	No 2011 Year-End Cash Bonuses for Named Executive Officers

None of the Company’s named executive officers and principal financial officer (the “Named Executive Officers”) will receive a 2011 year-end cash bonus. The Company’s Named Executive Officers are Thomas B. Michaud, Andrew M. Senchak, John G. Duffy, Robert Giambrone and Mitchell B. Kleinman.

As described by the Company in previously filings with the Securities and Exchange Commission (the “SEC”), the compensation committee (the “Compensation Committee”) of the Company’s Board had established performance conditions attendant to the receipt by the Named Executive Officers of 2011 year-end cash bonuses, which conditions were tied to the Company’s profitability with respect to the 2011 fiscal year. On February 21, 2012, the Compensation Committee determined that, based on the financial results for the 2011 fiscal year that had been provided to it, such performance conditions had not been satisfied. Accordingly, the Named Executive Officers will not receive a 2011 cash bonus.

No Vesting of 2009 and 2010 Year-End Restricted Stock Awards of Named Executive Officers

None of the shares underlying restricted stock awards (“RSAs”) previously granted to the Company’s Named Executive Officers will vest on their February 23, 2012 scheduled vesting date. The shares that will not vest represent one-third of each of (i) the RSAs granted on February 5, 2010, constituting the restricted stock component of their total 2009 year-end bonus compensation (the “2009 RSAs”) and (ii) the RSAs granted on February 4, 2011, constituting the restricted stock component of their total 2010 year-end bonus compensation (the “2010 RSAs”).

As disclosed by the Company in previous filings with the SEC, both the 2009 RSAs and the 2010 RSAs are scheduled to vest over a three-year period in equal one-third amounts, with one-third of each such award to vest on February 23, 2012, subject to the provisions contained in the related award agreements entered into by and between the Company and each Named Executive Officer (the “Award Agreements”). These Award Agreements were entered into on February 5, 2010 and February 4, 2011 and a form of each such agreement has been previously filed with the SEC.

Under the Award Agreements, the installment of shares scheduled to vest on February 23, 2012 may only vest upon a determination by the Compensation Committee that the performance conditions associated with such vesting event have been satisfied. Such performance conditions have been described by the Company in previous filings with the SEC.

On February 21, 2012, the Compensation Committee determined that, based on the financial results for the 2011 fiscal year that had been provided to it, the performance conditions associated with the vesting of shares on February 23, 2012 had not been satisfied. Accordingly, vesting of one-third of both the 2009 RSAs and the 2010 RSAs has been suspended, pending a final determination at the end of the three year vesting period for each award, as to whether performance tests have been met for the entire three year period.   The Named Executive Officers will not  receive any of such shares on the scheduled February 23, 2012 vesting date.

The table below reflects number of shares and the aggregate value of the portion of each Named Executive Officer’s 2009 RSAs and 2010 RSAs that will not vest on February 23, 2012, as of both the grant dates and the date of the Compensation Committee’s determination to suspend vesting. The closing price of the Company’s common stock on the New York Stock Exchange was $26.28 and $27.48 on the February 5, 2010 and February 4, 2011 grant dates, respectively, and was $17.60 on February 21, 2012.

Name	Number of Shares	Grant Date Value	February 21, 2012 Value
Thomas B. Michaud	28,418	$769,959	$500,157
Andrew M. Senchak	28,418	$769,959	$500,157
John G. Duffy	28,418	$769,959	$500,157
Robert Giambrone	12,711	$342,742	$223,714
Mitchell B. Kleinman	9,288	$250,465	$163,469

No Payment of LTIP Awards

                   Messrs. Michaud, Senchak and Duffy will receive no payments with respect to the 2010-2011 performance cycle that was established pursuant to awards previously granted to such officers under the Company’s long term incentive plan (the “LTIP”).

On February 25, 2010, the Compensation Committee approved awards, under the LTIP, of Performance Units (each, an “LTIP Award”) to each of Messrs. Michaud, Senchak and Duffy. The terms of each LTIP Award were set forth in a related award letter entered into by and between the Company and each award recipient, a form of which has been previously filed with the SEC. Each of these LTIP Awards established performance cycles and cash amounts payable based on the achievement of certain levels of cumulative growth in adjusted earnings per share (“Cumulative Adjusted EPS”) during the performance cycle. A description of the LTIP Awards, including the Cumulative Adjusted EPS-based performance targets, the corresponding payout amounts and the applicable performance cycles, were previously reported by the Company in filings with the SEC.

        On February 21, 2012, the Compensation Committee determined that, based on the financial results for the 2011 fiscal year that had been provided to it, the Cumulative Adjusted EPS achieved during the 2010-2011 two-year performance cycle did not meet the minimum levels established under the LTIP Awards. Accordingly, none of Messrs. Michaud, Senchak and Duffy will receive any LTIP Award cash payments for the 2010-2011 performance cycle.

Formula for Maximum 2012 Bonus Awards to Named Executive Officers

In order to comply with Section 162(m) of the Internal Revenue Code regarding the tax deductibility of executive compensation, on February 21, 2012 the Compensation Committee established a formula utilizing performance measures permitted under the KBW, Inc. 2009 Incentive Compensation Plan (the “Incentive Plan” which provides for the maximum 2012 bonus awards that may be granted to the Named Executive Officers (the “2012 Bonuses”). The Compensation Committee established such formula in consultation with its independent compensation consultant, which included a review of the Section 162(m)-compliant executive compensation structures used by other companies in the industry.

The formula calculates a maximum potential aggregate amount for the 2012 Bonuses that may be granted to the Named Executive Officers and establishes the maximum portion of such amount that would be available for each individual officer, subject to limitations set forth in the Incentive Plan. Following year-end, the Compensation Committee may exercise negative discretion to reduce the bonus amount payable below the maximum levels under the formula and may also exercise discretion with regard to the composition and other terms of any 2012 Bonuses, including the proportion of cash and equity-based components and any vesting or deferral terms that may affect receipt or payment. Furthermore, subject to the maximum set by the formula and the Incentive Plan limits, the Committee’s bonus determinations may be  based on performance measures and other factors contemplated under the Incentive Plan that it deems relevant, such as the overall performance and individual contributions of each Named Executive Officer, including those related to overall management, specific business areas of responsibility in which they may concentrate, revenues, business development and development of the Company, stock price performance and other factors affecting stockholder value.

In the course of determining actual bonus amounts, the Compensation Committee has complete discretion not to grant any award at all to any or all of such officers or to grant awards at any level below each officer’s maximum portion. Reductions made by the Committee to the maximum amount available to any one officer may not be reallocated to any of the other Named Executive Officers. The Named Executive Officers are not entitled to any 2012 Bonus until discretion has been exercised by the Compensation Committee and an award is actually granted.

The maximum potential aggregate amount of all 2012 Bonuses is to be calculated by multiplying “Adjusted Revenues” (defined to be revenues less non-compensation expenses subject to certain specified adjustments) for 2012 by 6.0%. The maximum percentage of that amount that could be available for each individual officer is as follows: 32% for Mr. Michaud, 23% for Mr. Senchak, 20% for Mr. Duffy, 13% for Mr. Giambrone and 12% for Mr. Kleinman.

Establishment of Performance Conditions for Pending Restricted Stock Awards

On February 21, 2012, the Compensation Committee established performance conditions for restricted stock awards that are expected to be granted to the Named Executive Officers on or about February 29, 2012.  Pursuant to the Incentive Plan  and restricted stock award agreements  which are to be entered into by and between the Company and each Named Executive Officer on the grant date (the “Pending Award Agreements”), the shares underlying these awards would be scheduled to vest as follows: the first one-third installment of the shares has a vesting date of February 23, 2013, the second one-third installment has a vesting date of February 23, 2014, and the final one-third installment has a vesting date of February 23, 2015.

However, under the Pending Award Agreements, for the shares underlying such awards to vest on their scheduled vesting date, the Compensation Committee must first determine that the performance conditions associated with such vesting event have been satisfied. The performance conditions established by the Committee, which are described further below, were designed to comply with Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation.

With respect to each of the three installments of shares, in order to vest on its scheduled vesting date, the “Adjusted Pre Tax Net Income” (as defined below) for the most recently completed calendar year prior to such vesting date must be positive. If Adjusted Pre Tax Net Income for such year is not positive, the individual’s right to receive such shares is postponed, and on such vesting date he will not receive the shares that were scheduled to vest. With respect to any award where vesting has been postponed, such shares will vest on February 23, 2015, provided the aggregate Adjusted Pre Tax Net Income for calendar years 2012, 2013 and 2014 is positive. If the aggregate Adjusted Pre Tax Net Income for such three-year period is negative, the executive will permanently forfeit any and all shares that he did not previously receive on their original scheduled vesting date.

Also under the Pending Award Agreements, vesting would accelerate on a change in control, death or permanent disability (as such terms are defined in the Incentive Plan). Under the terms of the Pending Award Agreements, unvested shares shall be forfeited on certain employment termination events, including termination for any reason (as set forth in the Incentive Plan) but excluding Retirement (as defined in the Incentive Plan).  Upon Retirement, unvested shares will not be forfeited but will remain subject to the original vesting schedule and the satisfaction of the above-described conditions regarding positive Adjusted Pre Tax Net Income.  Under the terms of employment agreements with each of the Named Executive Officers, shares may vest upon certain termination events notwithstanding the terms of the related Pending Award Agreements.

The actual number of shares to be granted and to be subject to the Pending Award Agreements will be calculated using a per share amount, which will be determined on the February 29, 2012 grant date, divided into the following dollar amounts (rounded down to the nearest whole share) for each Named Executive Officer: $1,000,000 for Mr. Michaud, $750,000 for Mr. Senchak, $675,000 for Mr. Duffy, $800,000 for Mr. Giambrone and $600,000 for Mr. Kleinman.

For purposes of these awards, “Adjusted Pre Tax Net Income” means the pre tax consolidated income of the Company for calendar year 2012 determined in conformity with GAAP as applied to SEC registrants (or any other governing accounting standards as may from time to time in the future be applicable for SEC registrants) adjusted to eliminate any quantifiable Non-GAAP (or other applicable governing accounting standard) adjustment to income for the relevant performance period or cycle reported in a public filing with the SEC prior to the determination of the achievement of the performance criteria for such performance cycle.

The foregoing description of the Pending Award Agreements is qualified by reference to the terms of the form of Pending Award Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

10.1 Form of Restricted Stock Award Agreement, to be entered into on February 29, 2012, by and between KBW, Inc. and each of the Named Executive Officers.

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 Press Release issued by KBW, Inc. dated February 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 23, 2012

KBW, INC.
By: /s/ Mitchell B. Kleinman
Name: Mitchell B. Kleinman
Title: General Counsel